EXHIBIT 99.2

ProAssurance Announces $100 Million Repurchase Authorization
BIRMINGHAM, Ala. — (PRNewswire) — September 10, 2009 — The Board of Directors of ProAssurance Corporation (NYSE:PRA) has authorized an additional $100 million to repurchase our shares or retire outstanding debt. The authorization is effective immediately, but the timing and quantity of any purchases will depend on market conditions and changes in our capital requirements. Additionally, our repurchase activity is subject to limitations that may be imposed on such purchases by applicable securities laws and regulations and the rules of the New York Stock Exchange.

In addition to this new authorization, the Company has $31.3 million remaining from previous authorizations. Since April 2007 we have purchased 3.6 million shares at a cost of $177.8 million. Additionally, we have used $40.9 million to retire debt, including the recent retirement of $7 million in surplus notes that we acquired in the PICA transaction.

“The authorization was granted as part of the execution of our overall capital management strategy. Though we continue to evaluate appropriate business expansion and acquisition opportunities, we also believe that the prudent repurchase of our shares can play an important role in optimizing shareholder value.” said ProAssurance’s Chairman and Chief Executive Officer, W. Stancil Starnes.

About ProAssurance
ProAssurance Corporation is the nation’s fifth largest writer of medical professional liability insurance, based on the 2008 writing of its subsidiaries. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past three years. ProAssurance is rated “A” by Fitch Ratings and the ProAssurance Group is rated “A” (Excellent) by A.M. Best.

Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release.

Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other, similar matters, we are making forward-looking statements. The following important factors are among those that could affect the actual outcome of future events:

•	general economic conditions, either nationally or in our market areas, that are different than anticipated;

•	regulatory, legislative and judicial actions or decisions could affect our business plans or operations;

•	the enactment or repeal of tort reforms;

•	formation of state-sponsored malpractice insurance entities that could remove some physicians from the private insurance market;

•	the impact of deflation or inflation;

•	changes in the interest rate environment;

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the effect that changes in laws or government regulations affecting the U.S. economy or financial institutions, including the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009, may have on the U.S. economy and our business;

•	performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

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changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board or the Securities and Exchange Commission; changes in laws or government regulations affecting medical professional liability insurance or the financial community;

•	the effects of changes in the health care delivery system;

•	uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectability of insurance/reinsurance;

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the results of litigation, including pre-or-post-trial motions, trials and/or appeals we undertake; bad faith litigation which may arise from our handling of any particular claim, including failure to settle;

•	the loss of independent agents;

•	changes in our organization, compensation and benefit plans;

•	our ability to retain and recruit senior management;

•	our ability to purchase reinsurance and collect payments from our reinsurers;

•	increases in guaranty fund assessments;

•	our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

•	changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group;

•	changes in competition among insurance providers and related pricing weaknesses in our markets; and

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the expected benefits from completed and proposed acquisitions may not be achieved or may be delayed longer than expected due to business disruption, loss of customers and employees, increased operating costs or inability to achieve cost savings, and assumption of greater than expected liabilities, among other reasons.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents we file with the Securities and Exchange Commission, such as our current reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”